UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
___________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):  September 19, 2023
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G1 THERAPEUTICS, INC.
(Exact name of registrant as specified in its charter)
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Delaware	001-38096	26-3648180
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

700 Park Offices Drive Suite 200 Research Triangle Park, NC	27709
(Address of principal executive offices)	(zip code)
Registrant’s telephone number, including area code: (919) 213-9835
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, $0.0001 par value	GTHX	The Nasdaq Stock Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging Growth Company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain
Officers; Compensatory Arrangements of Certain Officers.

On September 19, 2023, Mark A. Velleca, M.D., Ph.D., notified G1 Therapeutics, Inc. (the “Company”) of his decision to resign from the Board of Directors (the “Board”) of the Company effective as of September 30, 2023. Dr. Velleca was a member of the Board since May 2014. Dr. Velleca’s decision to resign was not due to any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

Dr. Velleca will continue to serve as a senior advisor to the Company pursuant to the terms of a Senior Advisor Agreement dated September 29, 2020 (the “Agreement”), as amended by that certain First Amendment to Senior Advisor Agreement, dated as of September 20, 2023 (the “Amendment”). Pursuant to the Amendment, the term of the Agreement has been extended through December 31, 2024. Dr. Velleca will not receive any cash or equity compensation for his services during the period from January 1, 2024 through December 31, 2024 (the “Extended Term”), however any stock options held by Dr. Velleca will continue to vest in accordance with their terms during the Extended Term.

The Company intends to file a copy of the Amendment with the Securities and Exchange Commission as an exhibit to its Quarterly Report on Form 10-Q for the quarter ended September 30, 2023.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

G1 THERAPEUTICS, INC.

	By:	/s/ Monica Roberts Thomas
Monica Roberts Thomas
General Counsel

Date: September 21, 2023